UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 30, 2001

Commission File Number 1-8097

ENSCO International Incorporated (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation) 2700 Fountain Place 1445 Ross Avenue Dallas, Texas (Address of principal executive offices)	76-0232579 (I.R.S. Employer Identification No.) 75202-2792 (Zip Code)
Registrant's telephone number, including area code: (214) 922-1500

Item 4. Changes in Registrant's Certifying Accountant

The Board of Directors of ENSCO International Incorporated ("the Company") unanimously approved the dismissal of PricewaterhouseCoopers LLP's engagement by the Company on March 30, 2001 and the appointment of Arthur Andersen LLP as the Company's independent accountants for 2001. The Company engaged Arthur Andersen LLP on March 30, 2001. During the Company's two most recent fiscal years, and through March 30, 2001, the Company has had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practice, financial statement disclosure, or audit scope or procedure which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. The reports of PricewaterhouseCoopers LLP on the financial statements of the Company have contained no adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

The Company has requested PricewaterhouseCoopers LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers LLP agrees with the above statements. A copy of the letter furnished by PricewaterhouseCoopers LLP and addressed to the Securities and Exchange Commission in response to that request is filed as Exhibit 16.1 hereto.

During the Company's two most recent fiscal years, and through March 30, 2001, the Company has not consulted with Arthur Andersen LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c.) Exhibits

Exhibit No.	Document

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 3, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: April 3, 2001	/s/ C. CHRISTOPHER GAUT C. Christopher Gaut Chief Financial Officer

/s/ H. E. MALONE H. E. Malone Chief Accounting Officer